RESULTS OF SHAREHOLDER MEETING
                     PHOENIX INVESTMENT TRUST 97
                          October 31, 2006
                            (Unaudited)

 At a special meeting of shareholders of Phoenix Investment Trust 97 (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected
(Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts
(Proposal 7).


Number of Eligible Units Voted:

                              For           Against

1.  Election of Trustees

E. Virgil Conway..........172,583,791     8,694,155
Harry Dalzell-Payne.......172,575,889     8,702,058
Daniel T. Geraci..........172,709,231     8,568,716
Francis E. Jeffries.......172,592,721     8,685,225
Leroy Keith, Jr...........172,723,532     8,554,415
Marilyn E. LaMarche.......172,599,345     8,678,602
Philip R. McLoughlin......172,616,477     8,661,470
Geraldine M. McNamara.....172,639,490     8,638,457
James M. Oates............172,713,070     8,564,877
Richard E. Segerson.......172,715,206     8,562,741
Ferdinand L. J. Verdonck..172,621,867     8,656,080

2.	To ratify the appointment of
PricewaterhouseCoopers LLC as the independent registered public accounting firm

                For          Against         Abstain
..............171,390,182    2,921,368       6,966,396



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                     RESULTS OF SHAREHOLDER MEETING
                      PHOENIX SMALL-CAP VALUE FUND
                           November 21, 2006
                              (Unaudited)

 At a special meeting of shareholders of Phoenix Small-Cap Value Fund (the "Fund"), a series of Phoenix Investment Trust 97 (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

1. To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval

       For           Against           Abstain        Broker Non-Votes
    6,266,586       370,500           204,914          2,008,075

2. Amendment of fundamental restrictions of the Fund with respect to loans

       For           Against           Abstain        Broker Non-Votes
    6,218,902        368,260           254,837           2,008,075

3. To reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental

       For           Against           Abstain        Broker Non-Votes
    6,108,581        483,999           249,419            2,008,075



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                   RESULTS OF SHAREHOLDER MEETING
                     PHOENIX VALUE EQUITY FUND
                        November 21, 2006
                          (Unaudited)

At a special meeting of shareholders of Phoenix Value Equity Fund (the "Fund"), a series of Phoenix Investment Trust 97 (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1. To approve a proposal to permit Phoenix Investment Counsel, Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2. To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3. To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental (Proposal 6).

Number of Eligible Units Voted:

1. To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval

         For            Against           Abstain        Broker Non-Votes
.......1,412,033         84,466            131,894           395,274

2.Amendment of fundamental restrictions of the Fund with respect to loans

         For            Against           Abstain        Broker Non-Votes
 .....1,415,067         67,924            145,403            395,274

3. To reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental

         For            Against           Abstain        Broker Non-Votes
.......1,414,475         64,788            149,131            395,274